Exhibit 99.1

FOR IMMEDIATE RELEASE

InoBat and Cartesian Growth Corporation II

Announce Business Combination Agreement

to Accelerate Expansion of Battery Energy Storage Systems

•	InoBat has contracted or delivered 875 MWh of utility-scale battery energy storage systems (“BESS”) across Europe

•	InoBat is positioning its platform to support the rapidly growing power demand from AI infrastructure and hyperscale data centers

•	Business combination connects leading European manufacturer with Nasdaq and US institutional capital

•	Combination provides $77.5 million in a committed PIPE and has no further cash conditions

•	Combination values InoBat at $1.265 billion (~€1.1 billion) on a pre-money, pre-merger basis, including strategic- and EBITDA-based earnouts

27 July 2026 — InoBat AS (“InoBat”), a leading European battery energy storage systems and battery technology company, and Cartesian Growth Corporation II (“Cartesian II”), a special purpose acquisition company (OTCPK: RENEF), today announced that they have entered into a definitive business combination agreement (“BCA”).

The business combination (“Combination”) values InoBat at $1.265 billion (approximately €1.1 billion) on a pre-money, pre-merger basis, including consideration tied to the achievement of strategic and financial milestones. The Combination also includes $77.5 million in new capital committed by institutional investors and InoBat’s current shareholders. There is no minimum-cash condition to closing.

“This agreement is a defining moment for InoBat,” said Marian Boček, Co-Founder and Chief Executive Officer of InoBat. “Demand for electricity is rising as data center and AI infrastructure expands, and the operators building that infrastructure need reliable, large-scale energy storage. AI runs on computing; computing runs on power. InoBat has built a cash-generative BESS business serving industrial customers today, and we are now scaling that platform to further reinforce our position in advanced energy infrastructure for AI. A successful Nasdaq listing would provide us with access to the world’s deepest capital markets, which we believe would give us the resources and transatlantic reach to further accelerate our growth, expand manufacturing capacity, strengthen and advance our programs, including our next-generation sodium-ion energy storage technology, and reinforce our position as a leading advanced energy storage company.”

Electricity demand from data centers and AI infrastructure is expected to support continued investment in grid modernization and energy storage. Centered in its assembly facility in Voderady, Slovakia, InoBat serves industrial and utility customers through its BESSMONT platform, which has delivered or contracted 875 MWh of utility-scale battery energy storage capacity, with a long pipeline of prospective projects. The company is also positioning its platform to support data center and AI-related infrastructure that requires resilient, flexible power to meet the growing global demand from hyperscalers. In parallel, InoBat is advancing next-generation sodium-ion battery technology with strategic partners, providing a differentiated and geopolitically resilient chemistry designed to complement lithium-ion for battery applications, including energy storage systems.

“InoBat is almost uniquely well-situated to address growing demand for battery storage in a world of heightened attention to supply chain security,” noted Peter Yu, Chairman and CEO of Cartesian II. “With industrial partners such as Clarios and Altris, and strategic investors including Gotion, Rio Tinto, and Amara Raja, we believe InoBat will play a critical role in the battery ecosystem.”

The proposed Combination is expected to close in late 2026, subject to customary closing conditions. Additional information about the proposed Combination will be provided in a Current Report on Form 8-K filed by Cartesian II with the Securities and Exchange Commission (the “SEC”) concurrently with this announcement. Following the closing of the Combination, InoBat is expected to trade on Nasdaq under the ticker symbol “INBT.”

Advisors

Dentons is acting as legal counsel to InoBat. Greenberg Traurig LLP and Hillbridges, s.r.o. are acting as legal counsel to Cartesian II.

About InoBat

InoBat is a European battery energy storage systems manufacturer and cell development platform, headquartered in Slovakia. Through its BESSMONT product line, InoBat designs, manufactures, and deploys utility-scale BESS from its production facility in Voderady, Slovakia, serving industrial and utility customers and positioning for rising power demand from data centers and AI infrastructure. InoBat is also advancing a strategic partnership with Clarios and Altris on next-generation cell technology and participates in a gigafactory joint venture with Gotion High-Tech, supporting European battery supply chain localization. InoBat is an IPCEI awardee. Strategic shareholders include Rio Tinto, Amara Raja, Gotion High-Tech / Volkswagen Group, Slovak Investment Holding (SZRB Group), Across Finance and IPM Group. For more information, visit www.inobat.eu.

About Cartesian Growth Corporation II

Cartesian Growth Corporation II (OTCPK: RENEF) is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, or similar business combination with one or more businesses or entities. Cartesian II is an affiliate of Cartesian Capital Group, LLC, a global private equity firm and registered investment adviser headquartered in New York City. For more information, visit www.cartesiangrowth.com.

Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “plans,” “expects,” “estimated,” “is expected,” “budget,” “scheduled,” “forecasts,” “targets,” “projects,” “contemplates,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity, including demand for energy storage from data centers and artificial intelligence; the PIPE financing, expected cash proceeds, earnout consideration, and other business milestones; the gigafactory joint venture and related supply chain localization; the anticipated benefits of a transatlantic platform and Nasdaq listing; the potential benefits of the proposed Combination; and expectations relating to the proposed Combination and related transactions. These statements are based on various assumptions and on the current expectations of InoBat’s and Cartesian II’s management and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the parties to successfully or timely consummate the proposed Combination; the failure to realize the anticipated benefits of the proposed Combination; the ability of the combined company to meet U.S. stock exchange listing standards; the pace and scale of energy storage demand from data center and artificial intelligence operators; the level of redemptions by Cartesian II’s public shareholders and the resulting impact on cash proceeds; the ability to successfully consummate the PIPE financing; global economic and political conditions; the occurrence of any event that could give rise to termination of the BCA; and additional risks set forth in Cartesian II’s filings with the SEC. Additional information on these and other factors that may cause actual results and Cartesian II’s performance to differ materially is included in Cartesian II’s periodic reports filed with the SEC, including, but not limited to, Cartesian II’s Annual Report on Form 10-K for the year ended December 31, 2025, including those factors described under the heading “Risk Factors” therein, and Cartesian II's subsequent Quarterly Reports on Form 10-Q. Copies of Cartesian II’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov or may be obtained by contacting Cartesian II. If any of these risks materialize, actual results could differ materially from those implied by these forward-looking statements. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither InoBat nor Cartesian II undertakes any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or constitute a solicitation of any vote or approval.

In connection with the proposed Combination, Cartesian II intends to file with the SEC a preliminary proxy statement/prospectus and will mail a definitive proxy statement/prospectus and other relevant documentation to Cartesian II’s stockholders. This document does not contain all the information that should be considered concerning the proposed Combination. It is not intended to form the basis of any investment decision or any other decision in respect of the proposed Combination. Cartesian II’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and any amendments thereto, and the definitive proxy statement/prospectus in connection with the solicitation of proxies for the special meeting to be held to approve the transactions contemplated by the proposed Combination because these materials will contain important information about InoBat, Cartesian II, and the proposed transactions. The definitive proxy statement/prospectus will be mailed to Cartesian II’s stockholders as of a record date to be established for voting on the proposed Combination when it becomes available. Stockholders will also be able to obtain a copy of the preliminary proxy statement/prospectus and the definitive proxy statement/prospectus once they are available, without charge, at the SEC’s website at www.sec.gov, or by directing a written request to: Cartesian Growth Corporation II, 505 Fifth Avenue, 15th Floor, New York, New York 10017.

Participants in the Solicitation

InoBat, Cartesian II, and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the potential transaction described in this communication under the rules of the SEC. Information about the directors and executive officers of Cartesian II is set forth in Cartesian II’s filings with the SEC. Information regarding other persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders in connection with the potential transaction, and a description of their interests, will be set forth in the proxy statement/prospectus filed with the SEC when available. These documents can be obtained free of charge from the sources indicated above.

Media and Investor Contacts

contact@cartesiangrowth.com